UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.04 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.04 is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On July 15, 2022, Legacy Education Alliance, Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with GLD Legacy Holdings, LLC (“GLD”), the holder of the Company’s 10% Senior Secured Convertible Debenture dated August 27, 2021 (the “GLD Note”), and Legacy Tech Partners, LLC (“LTP”), the holder of the Company’s 10% Senior Secured Convertible Debenture dated March 8, 2021 (the “LTP Note” and with the GLD Note, the “Notes” and each sometimes, a “Note”). Barry Kostiner, the Company’s Chief Executive Officer and sole director, is a manager of LTP.

Pursuant to the Forbearance Agreement, GLD and LTP each agreed to forbear from exercising its rights against the Company under the applicable Note until the earlier of (i) a default under the Forbearance Agreement or a new default under such Note or (ii) October 15, 2022 (the “Forbearance Period”).

Prior to the expiration of the Forbearance Period, the Company agreed to cause a sale of the GLD Note to ABCImpact I, LLC, a Delaware limited liability company (“ABCImpact”), or as directed by ABCImpact, at a purchase price equal to the outstanding balance due and payable on the GLD Note by no later than October 15, 2022, which shall be in full and complete satisfaction of the Company’s obligations to GLD under the GLD Note. ABCImpact is a recently-formed entity in which an affiliate of Mr. Kostiner has a non-controlling passive interest, and which has loaned an aggregate of $150,000 to the Company.

The Company agreed to pay certain of GLD’s legal fees in the amount of $25,000, payable no later than August 31, 2022.

Until the date that the GLD Note is sold to ABCImpact and the LTP Note has been repaid in full, the Company shall cause Mayer and Associates LLC, a shareholder of the Company, to be restricted from exercising its existing option for 18,400,000 shares of Company common stock at $.0001 per share.

As partial consideration for GLD entering into the Forbearance Agreement, the Company agreed to issue to GLD 2,100,000 shares of the common stock of the Company at a price per share of $.0001 (the “GLD Consideration Shares”), which GLD Consideration Shares (i) at the time of their issuance thereafter shall be subject to all applicable restrictions under relevant securities laws and (ii) shall be registered for resale on a Registration Statement on Form S-1 (the “Form S-1”). In addition, as partial consideration for LTP entering into the Forbearance Agreement, the Company agreed to issue to LTP 1,600,000 shares of the common stock of the Company at a price per share of $.0001 (the “LTP Consideration Shares”). The issuance of the GLD Consideration Shares and the LTP Consideration Shares are subject to restrictions as described in the Forbearance Agreement and will not trigger any anti-dilution provisions of any convertible securities of the Company that may be held by GLD or LTP or their affiliates in whatever form, including the Notes.

The Company also agreed to use its best efforts to effect a spin-off of an existing to-be-determined subsidiary of the Company, pursuant to the terms described in the Forbearance Agreement.

Following the occurrence of any of the following Events of Default, each of LTP and GLD may exercise any or all remedies as provided under the Forbearance Agreement, the applicable Note or applicable law:

●	|The failure of the Company to observe, or timely comply with, or perform any covenant or term contained in the Forbearance Agreement;

●	Any warranty or representation made or deemed made by the Company in the Forbearance Agreement is or shall be untrue in any material respect;

●	The failure of the Company to observe, or timely comply with, or perform any covenant or term contained in the GLD Note (other than those subject to an event of default existing prior to the date of the Forbearance Agreement under the GLD Note, which shall not be deemed an event of default under the Forbearance Agreement);

●	The failure by ABCImpact to purchase the GLD Note by October 15, 2022;

●	The failure by the Company to pay GLD’s legal fees by August 31, 2022; or

●	The failure of the Company to file the Form S-1 by August 15, 2022 or to cause the Form S-1 to be declared effective by the SEC by October 15, 2022.

The foregoing is a brief description of the Forbearance Agreement, and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.04 of this Current Report on Form 8-K relating to the issuance of the shares of Company common stock to GLD and LTP is incorporated by reference herein. Such shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Forbearance Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: July 21, 2022	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Interim Chief Executive Officer